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                                                                    EXHIBIT 11.1

                 THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES

                       COMPUTATION OF PER SHARE EARNINGS


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
                                               FOR THE THREE MONTHS ENDED    FOR THE NINE MONTHS ENDED
                                               --------------------------    -------------------------
                                                      AUGUST 1999                  AUGUST 1999
                                                 (in millions, except share and per share amounts)

Earnings available to common
  stockholders...............................         $        638                 $      1,985
                                                      ============                 ============

Weighted-average number of common shares ....          474,694,245                  474,698,130

Effect of dilutive securities:
  Restricted stock units.....................            4,987,721                    4,508,530
  Stock options..............................            4,210,711                    3,939,451
                                                      ------------                 ------------
Dilutive potential common shares.............            9,198,432                    8,447,981
                                                      ------------                 ------------
Weighted-average number of common shares
  and dilutive potential common shares.......          483,892,677                  483,146,111
                                                      ============                 ============
BASIC EARNINGS PER SHARE.....................         $       1.34                 $       4.18
                                                      ============                 ============
DILUTED EARNINGS PER SHARE...................         $       1.32                 $       4.11
                                                      ============                 ============
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